Exhibit 10.1

May 27, 2016

Gregg Beloff

Danforth Advisors, LLC

91 Middle Road

Southborough, MA

01772

Dear Gregg:

This letter is in reference to the Consulting Agreement between Cerulean Pharma Inc. ("Cerulean") and Danforth Advisors, LLC dated May 27, 2015 (the "Agreement").   Capitalized terms used herein and not otherwise defined shall have the meaning given such terms in the Agreement.

As Cerulean desires your continued services, you and Cerulean hereby agree to an extension of the term of the Agreement through May 26, 2017.

If this extension meets with your approval, please countersign a copy of this letter and return one copy to the undersigned.

Very truly yours,

CERULEAN PHARMA INC.

By:	/s/ Christopher D. T. Guiffre
Christopher D. T. Guiffre
President & CEO

Agreed to:

DANFORTH ADVISORS, LLC

By:	/s/ Gregg Beloff
Gregg Beloff
Managing Director

Cerulean Pharma Inc. | 35 Gatehouse Drive I Waltham, MA 02451 1   P: 781-996-4300 1 F: 844-894-2378